Exhibit 99.1

LEVI STRAUSS & CO. NEWS	1155 Battery Street, San Francisco, CA 94111

	Media Contact:	Jeff Beckman
For Immediate Release		Levi Strauss & Co.
(415) 501-1698

Levi Strauss & Co. Announces U.S. Dockers® Leadership Transition

SAN FRANCISCO (April 4, 2005) – Levi Strauss & Co. (LS&CO.) today announced that Bobbi Silten, president of the U.S. Dockers® brand, has decided to take a six-month sabbatical, starting in June of 2005. The company has an external search under way for a new U.S. Dockers® brand president.

“For several months I have been considering taking a substantial period of time off from work for personal renewal and development,” said U.S. Dockers® president Bobbi Silten. “I have decided that the time is right for me to do this now. The U.S. Dockers® brand is off to a good start in 2005, with preliminary indications of a solid first quarter. We also have action plans in place, including strong product and marketing programs for 2005, to continue to revitalize this great brand.”

“Bobbi is a highly talented and valued leader,” said LS&CO. chief executive officer Phil Marineau. “At the end of her sabbatical, Bobbi and I will sit down to discuss her next career opportunity at LS&CO. For the next two months, Bobbi and I will be working closely together with the entire Dockers® brand leadership team to ensure a smooth transition.”

Silten has been with LS&CO. for 10 years. She joined the company in 1995 as the Director of Marketing for the U.S. Dockers® brand after working with the company for several years through its marketing agency, Foote Cone & Belding. Since that time, she has held increasingly responsible positions in marketing, merchandising and management, culminating in her current role.

Levi Strauss & Co. is one of the world’s largest brand-name apparel marketers with 2004 sales of $4.1 billion. The company manufactures and markets branded jeans and casual sportswear under the Levi’s®, Dockers® and Levi Strauss Signature™ brands.

This news release contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words like “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.

Investors should consider the information contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended 2004, especially in the Management’s Discussion and Analysis - “Financial Condition and Results of Operations” and “Factors That May Affect Future Results” sections, our most recent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this news release to reflect circumstances existing after the date of this news release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

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